Exhibit 99.1

COPART, INC.

COPART ANNOUNCES UNIVERSAL SALVAGE SHAREHOLDER APPROVAL OF PENDING TRANSACTION

FOR IMMEDIATE RELEASE

Fairfield, California — May 21, 2007:  Copart, Inc. (Nasdaq:  CPRT) today announced that at an Extraordinary General Meeting and a related Court Meeting each held on May 21, 2007 the shareholders of Universal Salvage plc (“Universal Salvage”) voted to approve the scheme of arrangement to implement a recommended cash offer by Copart UK Limited, a wholly owned subsidiary of Copart, to acquire the entire issued and to be issued share capital of Universal Salvage.  Copart announced its offer to acquire Universal Salvage on April 5, 2007.  Copart’s offer is proposed to be effected by means of a scheme of arrangement under section 425 of the Companies Act (England and Wales) and required the approval of the Universal Salvage shareholders, which was obtained today, and the sanction of an English court.  Court hearings to sanction the scheme and to confirm the reduction of Universal Salvage’s share capital are expected to take place on June 12, 2007 and June 14, 2007, respectively.  Assuming the scheme is sanctioned by the English court, Copart currently anticipates that Universal Salvage will be delisted from the Official List of the London Stock Exchange and the transaction will be concluded on or about June 15, 2007.

About Copart

Copart, founded in 1982, provides vehicle suppliers, primarily insurance companies, with a full range of services to process and sell salvage vehicles through a completely virtual auction-style trading platform, principally to licensed dismantlers, rebuilders and used vehicle dealers.  Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made.  Copart operates 124 facilities in the United States and Canada.  It also provides services in other locations through its national network of independent salvage vehicle processors.

Cautionary Note About Forward-Looking Statements

Certain statements in this document regarding the proposed transaction between Copart and Universal Salvage constitute “forward-looking statements” as those terms are defined in the U.S. Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects” and similar expressions or statements that are not historical facts, in each case as they relate to Copart and Universal Salvage or the proposed transaction are intended to identify those expressions or statements as “forward-looking statements.”  These statements, and the proposed transaction between Copart and Universal Salvage, involve substantial risks and uncertainties, many of which are beyond the control of either Copart and Universal Salvage and which could have a material adverse effect on Copart’s business, operating results, and financial condition upon completion of the transaction.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~

Among other factors, these risks include (i) the risk that Copart fails to obtain and retain anticipated synergies from the acquisition of Universal Salvage and the integration of Copart and Universal Salvage; (ii) Copart’s inexperience at conducting business operations outside North America and its lack of familiarity with local laws, regulations, or business practices; (iii) challenges associated with managing a larger company on a global scale; (iv) any inability to achieve business and financial objectives of the combined companies; (v) the ability to manage and maintain key customer and supplier relationships and the reliance of both Copart and Universal Salvage on key supplier relationships; (vi) the ability of Copart to retain key Universal Salvage employees after the Offer is completed; (vii) delays in obtaining or adverse conditions contained in any regulatory or third-party approvals in connection with the proposed acquisition; (viii) additional capital expenditures or other costs associated with adapting Universal Salvage’s business model and information technology infrastructure to Copart’s model and systems; (ix) the ability to manage regulatory, tax, and legal matters and to resolve pending matters within current estimates; and (x) foreign currency exchange risks, which Copart has not previously been subject to in any material amounts.  In addition, investors in Copart should carefully review the various risks and uncertainties associated with Copart’s business, which are described in greater detail in Copart’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Contact:	Will Franklin, Chief Financial Officer
(707) 639-5271

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~